EXHIBIT 10.3
                                  ------------









                              Employment Agreement

                                     Between

                                 William P. Long

                                       and

                            Altair International Inc.

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("this Agreement") is entered into as of this 1st day of January, 1998, by and between Altair International Inc., a corporation organized pursuant to the laws of the Province of Ontario ("Altair"), and William P. Long ("Long").

                                    RECITALS
                                    --------

         Long has been employed by Altair on a part-time basis in the capacity of President and Chief Executive Officer and has served on the board of directors of Altair (the "Board of Directors"). Long has performed these services in a highly satisfactory manner. Altair desires to continue employing Long, and Long desires to continue employment, as a part-time employee on the terms and conditions set forth below.

         Long is, or may become, involved in various other business opportunities that do not involve Altair, are in unrelated lines of business, or have been rejected by Altair. Since Long will be a part-time employee, he desires to be able to take advantage of any such business opportunity. Both parties recognize and want to avoid any potential conflict of interest or similar problem that might be generated under these circumstances.

                                    AGREEMENT
                                    ---------

         NOW THEREFORE, for and in consideration of the following mutual promises, conditions and covenants, Altair and Long hereby agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the definitions specified in this
Section 1:

                  (a) "Business Opportunity" shall mean any business opportunity which, at the time the business opportunity is presented, is of the type Altair or its subsidiaries are considering, developing, investigating, or otherwise investing in.

                  (b) "Cause" shall mean any (i) material breach by Long of the terms of this Agreement; (ii) wrongful misappropriation by Long of any money or properties of Altair or its subsidiaries; (iii) conviction of Long for any felony or other serious crime; (iv) chronic alcoholism or drug addiction on the part of Long; or (v) Long's gross moral turpitude relevant to his office or employment with the Company or its subsidiaries.

                  (c) "Common Stock" shall mean the common shares of Altair (no par value).

                  (d)      "Dilutive  Event"   shall  mean  a  dividend  on  the

                                                                    Exhibit 10.3

outstanding shares of Common Stock payable in shares of Common Stock or in rights to acquire shares of Common Stock, a subdivision or split in the number of shares of Common Stock, or other event that the Board of Directors reasonably determines has the effect of diluting the value per share of shares of Common Stock outstanding before the occurrence of such event.

                  (e) "Business Expenses" shall mean all costs and expenses which this Agreement characterizes as a Business Expense or requires Long to pay or incur on behalf of Altair and any other expenses paid or incurred in the course of Long's employment with Altair for which executive level employees or corporate officers or directors in the State of Wyoming are customarily reimbursed by their employer and/or corporation.

                  (f) "Proprietary Information" shall mean, with respect to Altair and its subsidiaries, to the extent produced by or on behalf of, made available to, or obtained by Long in connection with his employment by Altair or its subsidiaries, any (i) drawings, maps, plans, reports, or other documents which contain data or information concerning the Altair Centrifugal Jig or any adaption, development, derivation or variation thereof; (ii) know-how, technical information, product development strategies or techniques regarding the Altair Centrifugal Jig or any adaption, development, derivation, or variation thereof;
(iii) information regarding details of customer or supplier, pricing policies, operational methods, marketing plans, inventions, research projects, or business acquisition plans; or (iv) memoranda, notes, lists or other documents or papers, including such items stored in computer memories by microfiche or by other means. Notwithstanding the foregoing, Proprietary Information shall not include customers lists, shareholder lists, broker lists, investment banker lists, and similar mailing or facsimile lists produced by or on behalf of Altair or Long, or otherwise obtained by Long, during the period of his employment with Altair or its subsidiaries.

         2. Part-Time Employment. Altair agrees to employ Long on a part-time basis, and Long agrees to be so employed by Altair upon the terms and conditions hereinafter set forth.

         3. Term. Unless sooner terminated as hereinafter provided, this Agreement shall remain in full force from the effective date hereof until midnight (Pacific Standard Time) on December 31, 2007 (the "Term").

         4. Positions and Duties. Long shall devote sixty-five percent (65%) of a forty (40) hour business week in the performance of his employment duties. His capacities will be President and Chief Executive Officer of Altair. If elected or appointed, Long shall also serve during all or any part of the Term in any other office and/or as a director of Altair without any compensation other than

                                                                    Exhibit 10.3

that specified in this Agreement. Subject to the terms and provisions of this Agreement, while serving in these capacities, Long shall have such responsibilities, duties, obligations, rights, benefits and authority as may be specified in Altair's corporate Bylaws or delegated to him by the Board of Directors. In addition, Long shall have the rights, duties and authority specifically provided for in this Agreement.

         5. Compensation. Long shall receive the following compensation:

                  (a) Salary. A monthly salary of at least US$7,600, which shall be paid to him in one installment on or before the first business day of each calendar month (less any amount required to be withheld and remitted on behalf of Long to any municipal, State, Provincial, United States, or Canadian governmental entity). The Board of Directors shall review Long's monthly salary periodically and may increase the same in its discretion.

                  (b) Annual Bonus. An annual bonus in an amount to be determined by the Board of Directors, but in no event less than ten percent (10%) of the product obtained by multiplying by twelve (12) the amount of his monthly salary on the date when the bonus is due. The annual bonus shall be paid to Long no later than December 15 of each calendar year (less any amount required to be withheld and remitted on behalf of Long to any municipal, State, Provincial, United States, or Canadian governmental entity).

                  (c)  Employee Benefits.

                           (i)      Long  shall  arrange  for medical and health
insurance and disability insurance for Long and his immediate family which is satisfactory to him, and all reasonable premiums, deductibles, coinsurance amounts and other costs reasonable associated with such insurance shall constitute Business Expenses and shall be paid or reimbursed by Altair.

                           (ii)     Long  shall  arrange to purchase or lease an
automobile to be used for Altair business purposes and incidental personal use. All costs and expenses of purchasing or leasing such automobile, whether in the form of a periodic lease or loan payment or a single lump sum payment, shall constitute a Business Expense and shall be paid or reimbursed by Altair. All maintenance and operating expenses associated with such automobile shall also be Business Expenses and shall be paid or reimbursed by Altair.

                           (iii)    Altair  shall  provide  automobile liability
insurance protecting Long from claims for damages for bodily injury (including wrongful death) and property damage which may arise from the use of any automobile for Altair business purposes, with reasonable policy limits and conditions that are acceptable to Long. When Long rents automobiles for Altair business purposes, he may decline any additional coverage offered by rental agencies.

                                                                    Exhibit 10.3

All insurance deductible costs or other expenses of any nature which Long may incur as the result of an accident involving an automobile used for Altair business purposes, to the extent that such expenses are not covered by the above-described automobile liability policy, shall constitute Business Expenses and shall be paid or reimbursed by Altair.

                           (iv) To the extent eligible, Long shall be permitted
to participate in any group life, disability, stock purchase, stock incentive, or similar benefit plan made available to other executives or employees of Altair generally on the same terms as such other employees or executives.

                           (v)  As long as Long remains an officer or director
of Altair, Altair shall provide directors and officers liability insurance for Long in a form and amount which are acceptable to Long.

                  (d)      Takeover, Merger or Consolidation.
                           ----------------------------------

                           (i)     If voting control of over thirty-five percent
(35%) of the then issued and outstanding shares of Common Stock is hereafter acquired by an individual, group of individuals acting jointly or in concert, entity or group of entities acting jointly or in concert through any method (including, without limitation, merger, takeover or consolidation, regardless of whether Altair survives the transaction) (a "Change of Control") and this Agreement is terminated by Altair or Long for any reason within 180 days before or at any time after the Change in Control, except upon expiration at the end of the Term, Altair shall issue and deliver to Long 200,000 shares of Common Stock, subject to all applicable Canadian, United States, provincial, state and local laws and regulations, including without limitation all applicable securities laws and any necessary approvals of stock exchanges on which the shares of Common Stock of Altair are listed or trade. Absent a Change in Control, if this Agreement is terminated for any reason, except (i) at the discretion of Long,
(ii) by mutual agreement of Altair and Long, (iii) upon expiration at the end of the Term, or (iv) by Altair for Cause, Altair shall issue and deliver to Long 200,000 shares of Common Stock, subject to all applicable Canadian, United States, provincial, state and local laws and regulations, including without limitation all applicable securities laws and any necessary approvals of stock exchanges on which the shares of Common Stock of Altair are listed or trade.

                           (ii)      Each time after the effective date hereof a
Dilutive Event occurs, on the effective date of that event, the number of shares Long is entitled to receive under this Section 5(d) shall be deemed to have been automatically adjusted (without the need for any act by the parties), so that the ownership share in Altair which Long is entitled to receive under this

                                                                    Exhibit 10.3

Section 5(d) shall never be reduced or diluted. If, and only if, the above-described shares of Common Stock cannot legally be delivered to Long pursuant to this Section 5(d), then Long shall be paid, subject to all applicable Canadian, United States, provincial, state and local laws and regulations, including without limitation all applicable securities laws and any necessary approvals of stock exchanges on which the shares of Common Stock of Altair are listed or trade, an amount equal to the fair market value thereof (based on the weighted average of the closing sale price for the Common Stock as reported by the Nasdaq National Market for the five days preceding the date of termination), in cash within ten (10) days after an event of termination entitling Long to receive shares of Common Stock.

                  (e) Under appropriate circumstances and within the discretion of the Board of Directors, Long shall be rewarded for exceptional performance with royalties or bonuses based on revenues from one or more business opportunities that are brought to Altair's attention by Long.

         6. Payment of Business Expenses. Long shall pay Business Expenses using funds from a company account owned by Altair ("Altair Bank Account") or with his personal funds, subject to reimbursement by Altair. As requested by Altair, Long shall submit a report to Altair describing Business Expenses paid out of the Altair Bank Account or for which he has requested or intends to request reimbursement. At Altair's request, the report shall be accompanied by satisfactory evidence of Business Expenses paid from the Altair Bank Account, such as applicable bills, invoices, receipts, and canceled checks.

         7. Business Opportunities. Long shall immediately notify the Board of Directors of any Business Opportunity which comes to his attention and which, in Long's reasonable professional opinion, is worthy of consideration by Altair or one of its subsidiaries. Such notice shall describe the Business Opportunity and all pertinent business terms and conditions. For a period of thirty (30) days after the Board of Director's receipt of such notice from Long, the Board of Directors shall have the right and option to accept or reject the Business Opportunity described in the notice. The decision to accept or reject such Business Opportunity shall be within the sole and exclusive discretion of the Board of Directors. If the Board of Directors fails to notify Long that it accepts the Business Opportunity described in Long's notice within thirty (30) days after Altair's receipt thereof, then Altair shall be deemed to have rejected the same.

         If the Board of Directors  gives Long notice during the required thirty
(30) day period that it accepts the Business Opportunity described in Long's notice, then Altair shall have a period of sixty (60) days after Long's receipt of such notice from the Board of Directors during which Altair may enter into a contract (including an option contract), or cause a subsidiary to enter into the same, with regard to the Business Opportunity. If Altair or one of its subsidiaries has not executed such a contract within the required sixty (60) day

                                                                    Exhibit 10.3

period, then Altair shall be deemed to have rejected the Business Opportunity in question.

         If and when Altair rejects a Business Opportunity or is deemed to have rejected it as provided in this Section 7, then neither Altair nor one of its subsidiaries shall have, acquire or assert any right, title, interest, claim or demand therein or thereto. Long may thereafter independently pursue and take advantage of such rejected Business Opportunity on his own personal behalf and entirely free and clear of the terms and provisions of this Agreement and of any duty or responsibility to Altair or its subsidiaries.

         8. Proprietary Information. All Proprietary Information shall be and remain the sole property of Altair or its subsidiaries, except for Proprietary Information which is in or later enters (through no fault of Long) the public domain. For a period of one (1) calendar year after any termination or expiration hereof, Long shall not disclose such Proprietary Information to any third party, except as required by law or with the prior consent of Altair, or exploit such Proprietary Information for his own benefit or the benefit of any person or entity other than Altair or its subsidiaries.

         It is acknowledged by the parties that, as a result of the performance of Long's duties under this Agreement, Long shall necessarily gain knowledge of or relating to Business Opportunities or related information. Subject only to the provisions of Sections 7 and 8, nothing in this Agreement shall be interpreted, applied or construed so as to prevent Long from enjoying the full use and benefit of his knowledge, comprehension, intuition, consciousness, awareness, perception, insight, expertise, and experience.

         9. Other Capacities. Subject to the provisions of Section 4 of this Agreement, upon full disclosure to the Board of Directors, Long shall be entitled to accept and hold positions as an officer, director, partner, manager, member, or any position comparable to the foregoing in any other corporation, partnerships, limited liability companies, or other entities, whether domestic or foreign.

         10. Express Limitations. Subject to the terms and conditions of this Agreement, it is expressly understood and agreed by the parties that this Agreement shall not limit Long's ability to pursue development or investment opportunities other than Business Opportunities, or to pursue any Business Opportunity Altair and its subsidiaries reject or are deemed to have rejected. So long as he complies with the terms of this Agreement, Long shall never be deemed to have any conflict of interest with Altair or its subsidiaries, or to have breached any express or implied duty or obligation (fiduciary or otherwise) to either Altair or its subsidiaries. The provisions hereof that are related to non-competition, conflicts or interest, and to the handling and treatment of any written or oral confidential or proprietary information or trade secrets are expressly agreed to in lieu of and as a substitute for any other obligation or

                                                                    Exhibit 10.3

obligations (fiduciary or otherwise) with regard to non-competition, conflicts of interest or the handling or treatment of confidential or proprietary information or trade secrets which might be implied by law or imposed by applicable statutory or common law as the result of the past, present, or future relationship or relationships between Altair and Long. No implied covenants of any sort are either contained herein or intended by the parties.

         11.      Termination.  This Agreement may be terminated:

                  (a)      By the mutual consent of Altair and Long;

                  (b)      By Altair for Cause; or

                  (c) Subject to the provisions of Section 5(d) hereof, at any time by Long or Altair with ninety (90) days prior notice to the other party.

         No notice of termination by Altair shall relieve Altair of its obligation to pay Long the compensation and provide Long the benefits which are due to him pursuant to Sections 5(a), 5(b), and 5(c) of this Agreement for periods prior to the effective date of termination. All indemnifications and obligations set forth herein shall survive any termination or expiration hereof, and the other terms and provisions hereof shall so survive to the extent necessary in order to give full effect thereto.

         12. Indemnification. Altair agrees to and hereby assumes all liability for and indemnifies, protects, saves, and holds Long harmless from and against any and all losses, costs, expenses, attorneys' fees, claims, demands, liabilities, suits and actions of every kind and character which may be imposed upon or incurred by Long on account of, arising directly or indirectly from, or in any way connected with or related to Long's activities as an officer and member of the Board of Directors of Altair, except as arise as a result of the fraud, felonious conduct, gross negligence or acts of gross moral turpitude on the part of Long.

         13. Independent Counsel. Long has been advised to consult with independent counsel and has consulted with independent counsel or has had an opportunity to consult with independent counsel with respect to the advisability of executing this Agreement.

         14. Notices. All notices, requests, statements, deliveries, reports, payments, consents, or other communications from or to a party to this Agreement which are required, permitted or made necessary by the terms hereof shall be written. All such communications shall be either delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to Long:

                                                                    Exhibit 10.3

                           William P. Long
                           57 Sunset Rim
                           Cody, WY  82414


                  If to Altair:
                           Altair International Inc.
                           4th Floor
                           56 Temperance Street
                           Toronto, Ontario  M5H3V5
                           Attn: Al Ringler

                  Either of the parties may change its respective address for notice from time to time by giving notice of such change to the other party in the manner specified in this section. Communications sent by registered mail, certified mail, or by express courier shall be deemed to have been given and received on the date of the receipt indicated on the return receipt therefore.

         15. Modification. Subject to the provisions of Section 5 hereof, this Agreement may not be extended, supplemented, modified, or otherwise altered except by written instrument executed by Long and authorized representatives of Altair.

         16. Assignment. Long shall not assign all or any of his rights or duties hereunder without the prior consent of Altair, and any assignment made without such consent shall be void.

         17. Governing Law and Severability. This Agreement, and its validity, interpretation and enforcement, shall be governed by the laws of the State of Wyoming, except those concerning conflicts of law. The individual provisions of this Agreement are severable. If any such individual provision is contrary to or in conflict with any requirement or principle of applicable statutory or common law, then that provision and the remainder of this Agreement shall be construed so as to give effect to the intent of the parties.

         18. No Waiver. No waiver of any breach of or default in any of the terms and provisions of this Agreement shall be considered valid unless in writing, and no such waiver shall be deemed to constitute or be construed as a waiver of any subsequent breach or default of the same, similar, or dissimilar nature.

         19. Sole Agreement. This Agreement and the exhibits incorporated herein contain and set forth the entire agreement between the parties with respect to the subject matter hereof. All previous agreements between the parties with respect to the subject matter hereof are expressly rescinded and replaced hereby. No prior written or prior or contemporaneous oral promises, representations, or agreements of any nature whatsoever regarding the subject matter hereof shall be binding upon the parties.

                                                                    Exhibit 10.3

         20. Interpretation. If necessary to give effect to the terms and provisions herein, references to the singular shall include the plural and references to the neuter gender shall include the masculine and/or the feminine genders. In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of the corporate Bylaws of Altair (as the same may be amended from time to time), the terms and provisions of this Agreement shall control to the fullest extent possible.

         21. Cumulative Remedies. The remedies and conditions hereof are intended to be cumulative and non-exclusive. Use of any one or more remedies provided herein shall not preclude the use of any other remedies provided herein or any other remedies that may be available by statute or through applicable common law.

         22. Multiple Counterparts. This Agreement may be signed in any number of counterparts, all of which taken together shall constitute a fully-executed agreement.

         23. Attorneys' Fees. In the event of any litigation between the parties regarding the interpretation or enforcement hereof, the court shall award reasonable attorneys' fees to the party, which prevails by enforcing the terms of this Agreement.

                                                                    Exhibit 10.3

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

                           William P. Long, an individual



----------------------------------------------


                           Altair International Inc.,
                           an Ontario corporation


                           By: Its Board of Directors



----------------------------------------------
                           James I. Golla



----------------------------------------------
                           George E. Hartman



----------------------------------------------
                           Robert Sheldon

ATTEST:


---------------------------------
James I. Golla, Secretary